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                                 EXHIBIT 23.3



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the use in and incorporation by reference in this registration statement of our report dated March 22, 1995 included in Form 8-K (Registration File No. 000-17962) of Applebee's International, Inc. and to all references to our Firm included in this registration statement.





Arthur Andersen LLP
Atlanta, Georgia
July 5, 1995